                                                                    Exhibit 4(p)

                             UNITED RENTALS, INC.







                                 -------------

                         REGISTRATION RIGHTS AGREEMENT

                                 -------------










                            Dated December 21, 1998

                               TABLE OF CONTENTS
                               -----------------

 Section                                                   Page
 -------                                                   ----


 1.   Introduction........................................   1

 2.   Registration under Securities Act, etc..............   1

      2.1  Registration on Request........................   1

           (a) Request....................................   1
           (b) Registration Statement Form................   2
           (c) Expenses...................................   3
           (d) Effective Registration Statement...........   3
           (e) Selection of Underwriters..................   3
           (f) Priority in Requested Registrations........   4

      2.2  Incidental Registration........................   4

           (a) Right to Include Registrable Securities....   4
           (b) Priority in Incidental Registrations.......   5

      2.3  Registration Procedures........................   6

      2.4  Underwritten Offerings.........................  12

           (a) Requested Underwritten Offerings...........  12
           (b) Incidental Underwritten Offerings..........  13
           (c) Holdback Agreements........................  13
           (d) Participation in Underwritten Offerings....  15

      2.5  Preparation; Reasonable Investigation..........  15

      2.6  Indemnification................................  16

           (a) Indemnification by the Company.............  16
           (b) Indemnification by the Sellers.............  17
           (c) Notices of Claims, etc.....................  17
           (d) Other Indemnification......................  18

           (e) Contribution...............................  18

      2.7  Suspension of Registration.....................  20

      2.8  Other Agreements...............................  21

3.    Tag-Along Rights....................................  21

      3.1  Transfer of Common Stock.......................  21

           (a) Underwritten Offerings.....................  21
           (b) Other Offerings............................  22
           (c) Notices....................................  25
           (d) ...........................................  25
           (e) ...........................................  25
           (f) ...........................................  25

      3.2  Priority in Registrations......................  25

4.    Definitions.........................................  26

5.    Rules 144 and 144A..................................  29

6.    Amendments and Waivers..............................  30

7.    Nominees for Beneficial Owners......................  30

8.    Notices.............................................  30

9.    Assignment..........................................  31

10.   Descriptive Headings................................  31

11.   Governing Law.......................................  31

12.   Counterparts........................................  31

13.   Entire Agreement....................................  31

14.   Submission to Jurisdiction..........................  32

15.   Severability........................................  32

                         REGISTRATION RIGHTS AGREEMENT



     REGISTRATION RIGHTS AGREEMENT, dated as of December 21, 1998, among United Rentals, Inc., a Delaware corporation (the "Company"), Bradley S. Jacobs and the other undersigned parties hereto (the "Holders").

     1.  Introduction. The Company is a party to the Stock Purchase Agreement
         --------------
(the "Stock Purchase Agreement"), dated December 21, 1998, with the Holders, pursuant to which the Company has agreed, among other things, to issue 300,000 shares of its Series A Perpetual Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), to the Holders. Pursuant to the terms of the Certificate of Designation with respect to the Preferred Stock (the "Certificate of Designation"), the Preferred Stock is convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"). This Agreement shall become effective upon the issuance of the Preferred Stock to the Holders pursuant to the Stock Purchase Agreement. Certain capitalized terms used in this Agreement are defined in section 3 hereof; references to sections shall be to sections of this Agreement.

     2.  Registration under Securities Act, etc.
         ---------------------------------------

         2.1  Registration on Request.
              -----------------------

              (a) Request. At any time or from time to time after the 90th day
                  -------
following the issuance of the Preferred Stock pursuant to the Stock Purchase Agreement, upon the written request of one or more Initiating Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of:

                        (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

                        (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 15 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

                        (iii) all shares of Common Stock which the Company or other holders of the Company's Common Stock having registration rights may elect to register in connection with the offering of Registrable Securities pursuant to this section 2.1, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any so to be registered; provided, that
                                                               --------
the Company shall not be required to effect any registration pursuant to this section 2.1 (x) on more than three separate occasions and (y) unless the Holders have requested to sell at least 2 million shares of Registrable Securities or shares of Registrable Securities to be sold have a fair market value (based upon the closing price of such Registrable Securities quoted on the securities exchange or over-the-counter quotation system on which such Registrable Securities are listed or quoted, as the case may be, on the trading day immediately preceding any request pursuant to this section 2.1) of at least $50 million; provided, however, the Company shall be required, if so requested, to
         --------
effect one additional registration pursuant to this Section 2.1 subsequent to the third anniversary of the issuance of the Preferred Stock to the Holders by the Company which request may be made by Apollo or its Affiliates, whether or not an Initiating Holder, and will not be subject to the volume or fair market value limitations set forth in clause (y) above.

          (b) Registration Statement Form. Registrations under this section 2.1
              -----------------------------
shall be on such appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration and as shall be permitted under the Securities Act; provided, that
                                                                 --------
such form shall not indicate that the securities to be registered thereunder are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (c) Expenses. The Company will pay all Registration Expenses in
              ----------
connection with any registration requested pursuant to this section 2.1 by any Initiating Holders. All other expenses (including underwriting discounts and commissions and transfer taxes, if any) in connection with each other registration requested under this section 2.1 shall be allocated pro rata among
                                                                 ---------
all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

          (d) Effective Registration Statement. A registration requested
              ----------------------------------
pursuant to this section 2.1 shall not be deemed to have been effected (i)
                                                                       ---
unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company
--------
has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the written advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if,
                                                                    ----
after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by such Initiating Holders with respect thereto, (iii) if the
                                                          -----
conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Initiating Holders or (iv)
                                                                           ----
if the sale of the securities is not consummated due to the lack of agreement between the Initiating Holders and the underwriters with respect to the underwriting discount on the securities to be sold.

          (e) Selection of Underwriters. If a requested registration pursuant to
              ---------------------------
this section 2.1 involves an underwritten offering, the managing or lead underwriter shall be selected by the Company and shall be reasonably acceptable to the holders of at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested, which shall not unreasonably withhold its acceptance of any such underwriters, and any co-managing and co-lead underwriters shall be selected by the Company.

          (f) Priority in Requested Registration . If a requested registration
              -----------------------------------
pursuant to this section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including Common Stock of the Company or other Persons which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range acceptable to the holders of a majority of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be
                       ---
included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the
            --- ----
basis of the number of such securities requested to be included by such holders, (ii) second, Common Stock the Company proposes to sell and (iii) third,
         ----                                                       -----
Common Stock of the Company held by other Persons having registration rights proposed to be included in such registration by the holders thereof. Notwithstanding the foregoing, (A) in connection with the first requested registration pursuant to this section 2.1 in any twelve month period, the Company shall in all events be entitled to register and sell up to 25% of the total number of shares of Common Stock to be registered and (B) in connection with any subsequent requested registration pursuant to this section 2.1 in such twelve month period, the Company shall in all events be entitled to register and sell up to 50% of the total number of shares of Common Stock to be registered; provided that if the Company registers and sells in excess of 33.3% of the total
--------
number of shares of Common Stock to be registered, the request for registration pursuant to this section 2.1 shall not be deemed to have been effected.

     2.2  Incidental Registration.
          ------------------------

          (a) Right to Include Registrable Securities. If the Company at any
              -----------------------------------------
time after the 90 day following the issuance of the Preferred Stock pursuant to the Stock Purchase Agreement proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or any successor form, Form S-8, or any successor form thereto, relating to a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan and other than pursuant to section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this section 2.2. Upon the written request of any such holder made within 10

Business Days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time
                                                   --------
after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to
                                       ---
register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under section 2.1, and (ii) in the case of a determination to
                                    ----
delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this section 2.2 shall relieve the Company of its obligation to effect any registration upon request under section 2.1, nor shall any such registration hereunder be deemed to have been effected pursuant to section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this section 2.2.

          (b) Priority in Incidental Registrations. If the Company at any time
              ------------------------------------
proposes to register any of its securities under the Securities Act as contemplated by this section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provide that if the
                                                             --------
managing underwriter of such underwritten offering shall inform the holders of the Registrable Securities requesting such registration and the holders of any Common Stock of the Company which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under this section 2.2, by
letter of its belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other securities of the Company so requested to be included would interfere with the successful marketing of the securities so being registered (other than such Registrable Securities and other Common Stock of the Company so requested to be included) by the underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities and shares of Common Stock so requested to be included which may be included in such underwritten offering without such effect), then the Company may, upon written notice to all holders of such Registrable Securities and of such other shares of Common Stock of the Company so requested to be included, exclude pro rata from such underwritten
                                             --------
offering (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and shares of such other Common Stock so requested to be included the registration of which shall have been requested by each holder of Registrable Securities and by the holders of such other Common Stock so that the resultant aggregate number of such Registrable Securities and of such other shares of Common Stock so requested to be included which are included in such underwritten offering shall be equal to the approximate number of shares stated in such managing underwriter's letter.

          2.3  Registration Procedures. If and whenever the Company is required
               -----------------------
to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in sections 2.1 and 2.2, the Company shall, as expeditiously as possible:

                        (i) prepare and (in the case of a registration pursuant to section 2.1, such filing to be made within 45 days after the initial request of one or more Initiating Holders of Registrable Securities or in any event as soon thereafter as possible) file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective, provided however that the Company may discontinue any
                --------
     registration of its securities which are not Registrable Securities
     (and, under the circumstances specified in section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto, provided further that
                                                     --------
     before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to the review, but not the prior approval, of such counsel;

                        (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a registration pursuant to section 2.1, the expiration of 180 days after such registration statement becomes effective, or (ii) in the case of a registration pursuant to section 2.2, the expiration of 90 days after such registration statement becomes effective;

                        (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request;

                        (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify general-ally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

                        (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                        (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of:

        (x) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

        (y) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter of like kind dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwrit-ers in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35) and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

                        (vii) notify the holders of Registrable Securities and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                                (a) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                                (b) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

                                (c) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

                                (d) if at any time the representations and warranties of the Company made as contemplated by section 2.4 below cease to be true and correct;

                                (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and

                        (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                        (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                        (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                        (xi) subject to the provisions of section 2.5, make available for inspection by a representative or representatives of the holders of Registrable Securities to be included in such registration statement, any underwriter participating in any disposition pursuant to the registration statement and any attorney or accountant retained by such selling holders or underwriter (each, an "Inspector"), all financial and other records, pertinent corporate documents and properties of the Company (the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration in order to permit a reasonable investigation within the meaning of Section II of the Securities Act;

                        (xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                        (xiii) enter into such agreements and take such other actions as sellers of such Registrable Securities holding 51 % of the shares so to be sold or any underwriter shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, causing members of senior management of the Company to participate in customary "road-show" activities;

                        (xiv) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed; and

                        (xv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration statement.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     The Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the holders of at least a majority of the Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that the Company may
                                                  --------
file such document in a form required by law or upon the advice of its counsel.

     Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of this section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of this section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this section 2.3 shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by paragraph (viii) of this section 2.3.

     If any such registration statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company, then such holder shall have the right to require (i) the insertion therein of
                                                 ---
language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or
(ii) in the event that such reference to such holder by name or otherwise is
----
not required by the Securities Act or any similar federal statute then in force and a written opinion from counsel to the holder to such effect is delivered to the Company, the deletion of the reference to such holder.

     2.4  Underwritten Offerings.
          ----------------------

          (a) Requested Underwritten Offerings. If requested by the underwriters
              --------------------------------
for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities at least as broad as those provided in section 2.6. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof, provided that nothing herein contained shall diminish the
                  ---------
foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     (b) Incidental Underwritten Offerings. The holders of Registrable
         ----------------------------------
Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     (c)  Holdback Agreements.
          --------------------

          (i) So long as a holder of Registrable Securities and its Affiliates own Common Stock and/or Preferred Stock convertible into Common Stock exceeding 5 % of the Common Stock of the Company outstanding (including Common Stock issuable upon conversion of the Preferred Stock) or such holder has designated a member of the board of directors of the Company pursuant to paragraph 6(ii) of the Certificate of Designation which director continues to serve on such board, such holder of Registrable Securities agrees, by acquisition of such Registrable Securities, (x) if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Common Stock or Registrable Securities not to be sold in an underwritten offering pursuant to section 2.1 or 2.2, during the 30 days prior to the anticipated consummation of such underwritten offering and 90 days after the applicable underwritten registration pursuant to section 2.1 or 2.2 has become effective, except as part of such underwritten registration and (y) in connection with any acquisition by or merger with the Company which is accounted for under generally accepted accounting principles as a pooling of interest, upon the request of the Company, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any Common Stock or Registrable Securities, for the period commencing 30 days before the effective date of such acquisition or merger until the publication of the Company's financial results covering a period of at least 30 days following such acquisition or merger which is sufficient in accordance with Accounting Series Release No. 135, or such shorter period if consistent with the requirements for pooling of interests accounting treatment. Notwithstanding clause (x) of the foregoing sentence and subject to clause (y), during any period described above, each holder of Registrable Securities subject to the foregoing sentence shall be entitled to sell securities in a private sale so long as the purchaser of such securities agrees to be bound by the restrictions set forth above to the same extent as the seller for the remainder of the applicable period.

                        (ii) The Company agrees if so required by the managing underwriter (x) not to sell, make any short sale of, loan, grant any option
            ---
for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the 30 days prior to and the 90 days after any underwritten registration pursuant to section 2.1 has become effective, except as part of such underwritten registration and except in connection with (A) a merger or acquisition by the Company in which securities of the Company are issued directly to shareholders of the target entity or sellers of assets in exchange for shares of such target entity or such assets or (B) a stock option plan, stock purchase plan, managing directors' plan, savings or similar plan, or an acquisition of a business, merger or exchange of stock for stock, provide that no such agreement pursuant to this clause (x) shall prevent
     -------
     the Company from fulfilling its obligations pursuant to section 2.1 or 2.2, subject to the provisions of section 2.7 and (y) to use its reasonable best efforts to cause each director and executive officer of the Company and any holder (other than the Holders) of its equity securities or any securities convertible into or exchangeable or exercisable for any of such equity securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering and other than securities issued to employees who are not directors or executive officers of the Company pursuant to an employee benefit plan or similar arrangement) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period, it being understood that no action is required by the Company pursuant to this clause (y) until the managing underwriter requests.

          (d) Participation in Underwritten Offerings. No Person (other than the
              -----------------------------------------
Company, which will be subject to and governed by the other terms and provisions of this Agreement) may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires,
                               ----
indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make any representations or warranties to or agreements with the Company or the underwriters other than representations and warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          2.5 Preparation: Reasonable Investigation. In connection with the
              ---------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable

Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided,
                                                                   ---------
that Records which the Company determines, in good faith, to be confidential and which it notifies such holder, underwriter, counsel or accountant are confidential shall not be disclosed by such Person (other than to any holder of Registrable Securities) unless (a) such Records have become generally available to the public or (b) the disclosure of such Records may be necessary or, in the case of clause (z) below, appropriate (x) in compliance with any law, rule, regulation or order applicable to any such holder, underwriter, counsel or accountant, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which such holder, underwriter, counsel or accountant is a party, and such Person shall sign an agreement to such effect that shall be customary in form and reasonably acceptable to the Company.

     2.6  Indemnification.
          ----------------

          (a) Indemnification by the Company. In the event of any registration
              ------------------------------
of any securities of the Company under the Securities Act pursuant to this Agreement, the Company will, and hereby does agree to, indemnify and hold harmless in the case of any registration statement filed pursuant to section 2.1 or 2.2, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein, in the case of any preliminary prospectus, final prospectus or summary prospectus, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such holder and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to
            --------
the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

          (b) Indemnification by the Sellers. As a condition to including any
              ------------------------------
Registrable Securities in any registration statement filed pursuant to section 2.3, the Company shall have received from each seller of Registrable Securities a written undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this section 2.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified
            ------------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice
             --------
as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          (d) Other Indemnification. Indemnification similar to that specified
              -----------------------
in the preceding subdivisions of this section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

          (e) Contribution. If the indemnification provided for in the preceding
              --------------
subdivisions of this section 2.6 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the holder or other Person, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by
                                               --
clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the holder or other Person, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the holder or other Person, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by the Company from the initial sale of the Registrable Securities by the Company to the purchasers pursuant to the Stock Purchase Agreement bear to the gain, if any, realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of the Company on the one hand and of the holder or other Person, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the holder or by the other Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution
                                    --------
agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of subdivision (a) of this section 2.6, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or (b) of this section 2.6 had been available under the circumstances.

     The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision (e) were determined by pro rata allocation (even if the holders and any underwriters were
              --------
treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and subdivision (c) of this section 2.6, any legal or other
expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this subdivision (e), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          2.7  Suspension of Registration. Notwithstanding anything to the
               --------------------------
contrary contained herein, the Company will not be required to file any registration statement pursuant to section 2. 1 (a) or furnish any supplement to a prospectus pursuant to section 2.3(viii) during any of the following periods:
(i) 30 days prior to the anticipated consummation of a public offering by the Company of its securities and 90 days subsequent to the consummation of such public offering where, in the good faith judgment of the managing underwriter or underwriters thereof, such filing or furnishing of such supplement would have an adverse effect on such offering, (ii) if such filing or furnishing of such supplement is prohibited by applicable law, (iii) if the filing of such registration statement or furnishing of such supplement would require the Company to disclose a material financing, acquisition or other corporate development, and the proper officers of the Company shall have determined in good faith that such disclosure is not in the best interest of the Company or
(iv) during the period described in section 2.4(c)(ii), provided that the
                                                        --------
Company may not delay the filing of any registration statement or furnishing of such supplement pursuant to this section 2.7 for more than an aggregate of 135 days in any twelve-month period; and provided, further, that any such delay
                                     ---------
pursuant to this section 2.7 shall not in the aggregate exceed 135 days in any twelve-month period. Notwithstanding the foregoing, in the case of a public offering by any holder of the Company's capital stock (the "Selling Holder") pursuant to rights granted by the Company to such holder similar to section 2.1, no delay in the filing of a registration statement or the furnishing of a supplement pursuant to clause (i) of the immediately preceding sentence shall be for a time period longer than any similar time period for delay imposed on such

Selling Holder pursuant to the agreement with the Company granting such Selling Holder registration rights. Upon the expiration of the period described in clause (iii) of the first sentence of this section 2.7, the Company shall give prompt notice to all holders of Registrable Securities and shall promptly file any registration statement requested to be filed pursuant to 2.1(a) and furnish any prospectus supplement required to be furnished pursuant to section 2.3(viii).

          2.8  Other Agreements. The Company shall not enter into any agreement
               ----------------
or instrument which would conflict with or result in a breach or violation of any of the terms or provisions of this Agreement. In addition, the Company shall not enter into any agreement or instrument with any Person (other than Apollo or its Affiliates) which grant such Person rights similar to those in section 2.1 unless such agreement permits the holders of Registrable Securities to exercise their rights pursuant to section 2.2 hereof in connection with any registration statement filed pursuant to which such Person will sell securities of the Company.

   3.     Tag-Along Rights.
          ----------------

          3.1  Transfer of Common Stock. (a) Underwritten Offerings. In
               ------------------------      ----------------------
connection with any proposed underwritten sale which is to be registered with the Commission under the Securities Act (an "Underwritten Sale") of Common Stock, or rights, options, warrants or other securities convertible into or exchangeable into Common Stock, Beneficially Owned by Jacobs prior to the fifth anniversary of the date of the issuance of the Preferred Stock, no later than ten (10) Business Days prior to the filing of the registration statement relating to such sale, Jacobs shall provide written notice of such proposed sale to Apollo and any Affiliate of Apollo that then Beneficially Owns any shares of Preferred Stock or Common Stock of the Company. During such five-year period, Jacobs shall afford Apollo and any such Affiliate of Apollo, the opportunity to participate proportionately in such Underwritten Sale (based upon, with respect to Apollo and its Affiliates, the Beneficial Ownership of Registrable Securities as of the date of issuance of the Preferred Stock (including any shares of Common Stock issuable upon conversion of the Preferred Stock) and, with respect to Jacobs, 16.7 million shares (subject to customary anti-dilution adjustments including, but not limited to, stock dividends, stock subdivisions, stock combinations, reorganizations, recapitalizations and reclassifications ("Anti-Dilution Adjustments")) of Common Stock Beneficially Owned on the date hereof or currently or hereafter issuable upon exercise of options or warrants held on the date hereof, in each case less any of such shares of

Common Stock or Preferred Stock sold subsequent to the date hereof) by selling Registrable Securities for the same consideration and otherwise on the same terms as the sale by Jacobs.

                (b)  Other Offerings:
                     ---------------

                        (i)  Certain Definitions.
                             -------------------

                             (1) The term "Jacobs Options" means rights, options or warrants or other securities which are Beneficially Owned on the date hereof by Jacobs and which are exercisable for, convertible into or exchangeable for shares of Common Stock.

                             (2) The term "Excess Option Shares" means at any time the amount by which (x) the number (subject to Anti-Dilution Adjustments) of shares of Common Stock issuable or issued on exercise, conversion or exchange of Jacobs Options, which Jacobs shall then propose to sell or shall have sold since the date hereof in private sales, public sales or otherwise, exceeds (y) 2,500,000 (subject to Anti-Dilution Adjustments).

                             (3) The term "Excess Common Shares" means at any time the amount by which (x) the number (subject to Anti-Dilution Adjustments) of shares of Common Stock which Jacobs shall then propose to sell or shall have sold since the date hereof in private sales, public sales or otherwise, but excluding any shares acquired upon exercise of Jacobs Options, exceeds (y) 5,000,000 (subject to Anti-Dilution Adjustments).

                             (4) The term " 144 Exempt Shares" means as of any date, that number of shares of Common Stock which Jacobs could then sell under the volume limitations of Rule 144, without taking into account in calculating such volume limitation any sales by Jacobs within the preceding 90 days only if Apollo shall theretofore have had the right to participate in such sale under section 3.1(a) or 3.1(b) and without regard as to whether or not any proposed sale by Jacobs is in fact being made under Rule 144. Notwithstanding the foregoing, the number of 144 Exempt Shares shall be zero so long as Apollo and its Affiliates shall have sold an aggre-gate of less than 7,000,000 shares (subject to Anti-Dilution Adjustments) of Common Stock to Persons which at the time of the sale are not Affiliates of Apollo in private sales, public sales or otherwise.

                        (ii) Tag-Along. Prior to the fifth anniversary of the
                             ----------
     issuance of the Preferred Stock, in connection with any proposed sale by Jacobs (other than an Underwritten Sale or a sale of 144 Exempt Shares which will be free from resale restrictions under the Securities Act subsequent to such sale) of any Excess Option Shares or any Excess Common Shares (each such sale, a "Covered Sale"), Jacobs shall, as soon as practicable, but in any event no later than three (3) or earlier than fifteen (15) Business Days prior to the trade date of such Covered Sale, provide written notice of such proposed Covered Sale to Apollo and any Affiliate of Apollo that then Beneficially Owns shares of Preferred Stock or Common Stock of the Company. During such five-year period, Jacobs shall afford Apollo and any Affiliate of Apollo the opportunity to participate in each Covered Sale by selling two shares of Registrable Securities for every three shares of Excess Common Shares or Excess Option Shares to be sold in such Covered Sale for the same consideration and otherwise on the same terms as the sale by Jacobs; provided, however, if the number of Excess
                                  --------  -------
     Common Shares or Excess Option Shares exceeds by any amount (the "Over 50% Amount") 50% of the total number of shares of Common Stock and Common Stock issuable upon exchange of Jacobs Options to be sold by all Persons (including, without limitation, Jacobs and Apollo) in such Covered Sale, then Jacobs shall afford Apollo and its Affiliates the opportunity to further participate in such Covered Sale by selling one share of Registrable Securities for every one share of Excess Common Shares or Excess Option Shares which is included in the Over-50% Amount. To participate in any Covered Sale, except as provided below, Apollo or its Affiliates must provide written notice to Jacobs, by facsimile or other-wise, no later than three (3) Business Days after the day Jacobs provides notice to Apollo and such Affiliate of such Covered Sale pursuant to this paragraph.

                Notwithstanding the foregoing requirement that Jacobs provide three (3) Business Days prior notice of any Covered Sale, Jacobs shall be required to give such notice of a Covered Sale pursuant to an unsolicited bid which is reasonable in the circumstances (an "Expedited Notice"), provided, that if such notice is given less than one Business Day before
     --------
     the
     sale, then such notice shall be given to Apollo no more than one hour after receipt of such bid and not less than 30 minutes before the expiration of such bid. Apollo and its Affiliates shall give notice to Jacobs of their binding intention to participate in such sale a reasonable time after receipt of such Expedited Notice, provided that notice from Apollo and its Affiliates shall be deemed to be reasonable if given to Jacobs not later than the later of 30 minutes after receipt of such notice or 30 minutes prior to the expiration of the bid. If, for example, Jacobs receives an unsolicited bid at 1 p.m. which expires at 4 p.m. on the same day, he must give notice no later than 2 p.m. in order for such notice to be deemed reasonable. If he receives a bid at 1 p.m. which expires at 1:30 p.m., he must give immediate notice to Apollo if he intends to accept such bid, in order for such notice to be deemed reasonable. A bid shall be considered solicited only if it is responsive to an explicit request for a bid from Jacobs. A bid which is responsive to an explicit request of Jacobs shall nevertheless be deemed unsolicited if Jacobs provided Apollo notice of such request immediately after making such request and such bid is received no earlier than the day after such request and no later than seven days after such request. A notice under this paragraph shall be given by telephone or in person to the person or persons designated from time to time by Apollo, who shall initially be Michael Gross, Andy Africk or John Hannan, or such other persons who may be designated in writing hereafter; provided that if Jacobs has used his best efforts to telephone Apollos' designees at the numbers provided to him for that purpose and has been unable to reach them, he will be deemed to have given the required notice if he has left messages for each of such persons and has sent a fax outlining the terms of the sale to the fax numbers provided by Apollo for such purpose.

                In addition, prior to the fifth anniversary of the issuance of the Preferred Stock, Apollo may at any time provide to Jacobs a notice (a "Sale Notice") in writing as to its intention to participate in any Covered Sale until the earlier of (i) 30 days from the date of such notice or (ii) receipt by Jacobs a written cancellation or amendment of such notice, for a price equal to or greater than the price specified in the Sale Notice and for a number of shares or a percentage of shares equal to that set forth in such Sale Notice. In the event of a Covered Sale entered into by Jacobs during the period covered by such Sale Notice in a manner consistent with the terms of the Sale Notice, if Jacobs is unable to give actual notice of the Covered Sale because of his inability to speak to one of the persons designated by Apollo, he shall include the Apollo shares in such Covered Sale to the extent indicated in the Sale Notice.

                (c)  Notices. Unless otherwise specified herein, notices given
                     -------
by Jacobs pursuant to section 3.1(a) and 3.1(b) shall be given by facsimile transmission to each of (i) Michael D. Weiner at (310) 201-4166, (ii) Michael Gross and Andrew Africk at (212) 261-4071 and (iii) Vincent Pisano and Seth Pearlstein at (212) 735-2000, or in each case such other facsimile number or to the attention of such other Person as Apollo shall have furnished to Jacobs.

                (d) Notwithstanding any other provisions of this Agreement, the rights of Apollo and its Affiliates under this Section 3.1 shall be transferable or assignable only to Affiliates of Apollo.

                (e) Jacobs will not grant to any Person (other than Apollo or any of its Affiliates) rights similar to those contained in section 3.1(b) which rights become effective before the rights granted to Apollo and its Affiliates due to lesser thresholds than those contained in the parenthetical of the first sentence of section 3.1(b).

                (f) The rights granted Apollo and its Affiliates pursuant to section 3.1(b) shall not apply to any sale or gift by Jacobs to a member of his family or to any trust whose principal beneficiaries are Jacobs or members of his family or to any gift to a charitable organization. The obligations of Jacobs under this section shall not transfer to any Person to whom Jacobs transfer securities other than an Affiliate of Jacobs, a member of Jacob's family or any trust whose principal beneficiaries are Jacobs or members of his family.

          3.2  Priority in Registrations. In the event that, in connection with
               -------------------------
an underwritten offering in which Jacobs is to sell securities of the Company, the managing underwriter shall advise Jacobs and Apollo in writing that, in its opinion, the number of securities requested to be included in such offering exceeds the number which can be sold in such offering without interfering with the successful marketing of the securities so being registered, the number of shares to be sold may be reduced to such number stated in the letter of the managing underwriter which can be sold without interfering with the successful marketing of such securities. In such circumstances, notwithstanding section 2.2(b) or the terms of the Registration Rights Agreement, dated as of September 29, 1998 between the Company, Jacobs and the other parties signatory thereto, the number of shares

Beneficially Owned by each of Apollo, its Affiliates and Jacobs to be sold shall be reduced by the same percentage.

     4.  Definitions. As used herein, unless the context otherwise requires, the
         -------------
following terms have the following respective meanings:

         Affiliate: With respect to any entity, any other entity directly or
         -----------
         indirectly controlling or controlled by, or under direct or indirect common control with, such specified entity. For purposes of this definition, the term "control" means (i) the power to direct the management and policies of an entity, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise or (ii) without limiting the foregoing, the beneficial ownership of 50% or more of the voting power of the voting common equity of such entity (on a fully diluted basis).

         Apollo: Apollo Investment Fund IV, L.P., Apollo Overseas Partners
         --------
         IV, L.P. and their Affiliates, collectively.

         Beneficial Ownership or Beneficially Owned: With respect to any
         --------------------    ------------------
         person, any securities with respect to which such person is deemed to have "beneficial ownership" as defined in rule 13d-3 under the Securities Exchange Act of 1934, as amended. For purposes of this Agreement only, any holder of Preferred Stock shall be deemed to be the beneficial owner of any shares of Common Stock of the Company issuable upon conversion of such Preferred Stock.

         Business Day: Any day except a Saturday, Sunday or nationally
         ------------
         recognized holiday in the State of New York, United States of America.

         Commission: The Securities and Exchange Commission or any other
         ----------
         Federal agency at the time administering the Securities Act.

         Common Stock: As defined in section 1.
         ------------

         Company: As defined in the introductory paragraph of this Agreement.
         -------

         Exchange Act: The Securities Exchange Act of 1934, or any similar
         ------------
         Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

         Holder: As defined in the introductory paragraph of this Agreement.
         ------

         Holder's Counsel: A single counsel (if any) designated by the holders
         ----------------
         of not less than 25 % of the aggregate principal amount of the Registrable Securities to be sold pursuant to section 2.1 or 2.2; provided, however, that if more than one counsel is so designated, the
         -----------------
         Holder's Counsel shall be the designee of the holders that are holding the greater percentage of the Registrable Securities.

         Initiating Holders: Any holder or holders of Registrable Securities
         ------------------
         holding at least 35 % of the Registrable Securities (in each case by number of shares at the time issued and outstanding), and initiating a request pursuant to section 2.1 for the registration of all or part of such holder's or holders' Registrable Securities.

         Jacobs: Bradley S. Jacobs.
         ------

         Person: A corporation, an association, a partnership, an organization,
         -------
         business, an individual, a governmental or political subdivision thereof or a governmental agency.

         Preferred Stock: As defined in section 1.
         ---------------

         Registrable Securities: The Common Stock or any other securities
         -----------------------
         issuable upon conversion of the Preferred Stock issued pursuant to the Stock Purchase Agreement and any securities issued or issuable with respect to any such Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise which the holders thereof are entitled to receive. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement
                                                ---
        with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been
                                                        ---
        distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise
                                             ---
        transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or
        (d) they shall have ceased to be outstanding.
        ---

        Registration Expenses: All expenses incident to the Company's
        ---------------------
        performance of or compliance with section 2, including, without limitation, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of the Registrable Securities for offering and sale under the State securities and blue sky laws and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of the registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities for delivery and the expenses of printing or producing any underwriting agreement(s) among underwriters and "Blue Sky" or legal investment memoranda, any selling agreements and all other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of, (d) messenger, telephone and delivery expenses of the Company, (e) fees and expenses of any transfer agent and registrar with respect to the Registrable Securities and any escrow agent or custodian, (f) internal expenses of the Company (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (h) fees, disbursements and expenses of any "qualified independent underwriter" engaged for acting in such capacity,
        (i) fees, expenses and disbursements of any other persons retained by the Company, including special experts retained by the Company in connection with such registration, (k) all fees and expenses incurred in connection with the qualification of the shares of Common Stock constituting Registrable Securities for quotation on the Nasdaq National Market, any over-the-counter market, or the listing of such shares on any securities exchange and (1) in the case of an underwritten offering, the reasonable fees, disbursements and expenses of a single counsel retained by the Holders to represent them in connection with such offering (the selection of such counsel by such Holders to be made in the same manner as is provided in the definition of the terms "Holders' Counsel').

        Securities Act: The Securities Act of 1933, or any similar Federal
        --------------
        statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

        Stock Purchase Aueement: As defined in section 1.
        -----------------------

    5.  Rules 144 and 144A. The Company shall timely file the reports required
        -------------------
to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities or any broker facilitating such sale may reasonably request, all to the extent (i) required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended
             -
from time to time, or (b) any similar rule or regulation hereafter adopted by
                       -
the Commission. The Company shall also provide such information and otherwise use all reasonable commercial efforts to cooperate with any holder of Registrable Securities in connection with any other sale by such holder pursuant to another exemption under the Securities Act, in each case to the extent such information or other action by the Company may be necessary to effect such sale pursuant to the applicable exemption. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder any information to be delivered or filed in connection with the requirements of this Section 5.

     6.  Amendments and Waivers. This Agreement may be amended and the Company
         ----------------------
may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 50% or more of the shares of Registrable Securities and, in the case of any such amendment, action or omission to act in respect of the first sentence of Section 5, the written consent of each holder affected thereby. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this section 6, whether or not such Registrable Securities shall have been marked to indicate such consent.

     7.  Nominees for Beneficial Owners. In the event that any Registrable
         ------------------------------
Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     8.  Notices. Except as otherwise provided in this Agreement, all notices,
         -------
requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto
                                              -
other than the Company, addressed to such party in the manner set forth in the applicable Stock Purchase Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other
                                              -
holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company or Jacobs, at Four Greenwich Office
            ---
Park, Greenwich, Connecticut 06830 to the attention of its Chief Executive Officer, with a copy to Oscar D. Folger at 521 Fifth Avenue, 24' floor, New York, New York 10175, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective 01 if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or Cii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above, provided that any such notice, request or communication to any holder of
--------
Registrable Securities shall not be effective until received.

     9.  Assignment. This Agreement shall be binding upon and inure to the
         ----------
benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities that acknowledges such assignment in writing and agrees to the terms hereof.

     10.  Descriptive Headings. The descriptive headings of the several sections
          --------------------
and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     11.  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
          -------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     12.  Counterparts. This Agreement may be executed simultaneously in any
          ------------
number of counterparts, each of which shall be deemed anbriginal, but all such counterparts shall together constitute one and the same instrument.

     13.  Entire Agreement. This Agreement embodies the entire agreement and
          ----------------
understanding between the Company and each other party hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     14.  SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH
          --------------------------
RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED IN SECTION 7. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT
                                               -------------------------
MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     15.  Severabili1y. If any provision of this Agreement, or the application
          ------------
of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                UNITED RENTALS, INC.

                                By: /s/ Brad Jacobs
                                    ---------------------------------
                                    Name: Brad Jacobs

                                    Title: CEO


                                APOLLO INVESTMENT FUND IV, L.P.

                                By:  Apollo Advisors, IV, L.P.,
                                     its general partner

                                     By:
                                         ----------------------------
                                         Name:
                                         Title:


                                APOLLO OVERSEAS PARTNERS IV, L.P.

                                By:  Apollo Advisors, IV, L.P.,
                                     its general partner

                                      By:  Apollo Capital Management IV,
                                           Inc., its general partner

                                           By:
                                              ----------------------------
                                              Name:
                                              Title:

                                /s/ Bradley S. Jacobs
                                ---------------------------------
                                Bradley S. Jacobs